UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 17, 2008 (December 12, 2008)

CHINA MARKETING MEDIA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Texas	000-51806	76-0641113
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

RMA 901 KunTai International Mansion No. 12 Chaowai Street Beijing, 100020, China
(Address of Principal Executive Offices)

(86) 10-59251090
Registrant’s Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

To the extent required by Item 1.01 of Form 8-K, the information contained in Item 1.02 of this Current Report is incorporated by reference into this Item 1.01.

Item 1.02. Termination of a Material Definitive Agreement.

On December 12, 2008, Shenzhen New Media Consulting Co., Ltd. ("Shenzhen New Media"), a wholly owned subsidiary of China Marketing Media Holdings, Inc. (the "Company") entered into a Termination Agreement (the "Termination Agreement") with Shanghai Longcom Telecom Co., Ltd. ("Shanghai Longcom"), to terminate that certain Operating and Management Agreement, dated December 13, 2007, by and between Shenzhen New Media and Shanghai Longcom (the "Operating and Management Agreement"). Under the Operating and Management Agreement, among other things, Shenzhen New Media paid RMB 40 million (approximately $5.88 million) as a deposit for the potential acquisition of Shanghai Longcom (the "Deposit"). The Operating and Management Agreement was filed on April 18, 2008 as Exhibit 10.20 to the Company’s annual report on Form 10-KSB for the fiscal year ended December 31, 2007.

Pursuant to the Termination Agreement, the parties agreed to terminate the Operating and Management Agreement effective immediately and as a result, neither Shenzhen New Media (or its affiliates, directors, officers, employees, agents or other representatives) nor Shanghai Longcom (or its affiliates, directors, officers, employees, agents or other representatives) will have any liability or obligation to each other under the Operating and Management Agreement, including, without limitation, the acquisition of Shanghai Longcom by Shenzhen New Media. In addition, under the Termination Agreement, Shanghai Longcom agreed to return to Shenzhen New Media the Deposit together with any accrued interest within 10 business days after the execution of the Termination Agreement. Finally, each of the parties agreed to release the other party from any present and future claims and liabilities relating to or arising from the Operating and Management Agreement.

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Termination Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	Termination Agreement, by and between Shenzhen New Media Consulting Co., Ltd. and Shanghai Longcom Telecom Co., Ltd., dated December 12, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Marketing Media Holdings, Inc.

Date: December 17, 2008

/s/ Yingsheng Li
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit	Description

10.1	Termination Agreement, by and between Shenzhen New Media Consulting Co., Ltd. and Shanghai Longcom Telecom Co., Ltd., dated December 12, 2008.